Exhibit C-214

                             GPU International, Inc.

                          Annual Performance Award Plan

           As Amended and Restated Effective as of January 1, 1999

1.   Purpose

    The purpose of the GPU International, Inc. Annual Performance Award Plan is to create incentives for achieving annual business goals, to attract and retain highly qualified Employees, to obtain from each the best possible performance, and to underscore the importance of teamwork in the achievement of business results.

2.   Definitions

     As used herein, the following terms shall have the following meanings:

     "Affiliated Company" shall mean any corporation other than GPUI, all of the common stock of which is owned, directly or indirectly, by GPU, Inc.

    "Award" shall mean an award made to an Employee pursuant to the provisions of the Plan.

     "Base Salary" shall mean, for any Employee with respect to any Performance Period, the annual rate of Base Salary in effect for such Employee on the last day of such Period.

     "Board" shall mean the Board of Directors of GPUI.

     "Change in Control" shall mean a "Change in Control" of GPU, Inc., as defined in the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries.

     "Employee" shall mean, with respect to any Performance Period, any individual who at any time during such period is employed on a regular full time salaried basis by GPUI. For purposes of the foregoing, an individual shall be treated as employed on a full time basis only if he or she is regularly scheduled to work at least 30 hours a week. Any individual who is hired after November 30 of any Performance Period shall not be treated as an "Employee" for such Period.


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     "GPU Board" shall mean the Board of Directors of GPU, Inc.

     "GPUI" shall mean GPU International, Inc.

     "Performance Period" shall mean each calendar year.

     "Plan" shall mean the GPU International, Inc. Annual Performance Award Plan, as set forth herein and as amended from time to time.

     "President" shall mean the President of GPUI.

3.    Eligibility for Awards

      (a) Except as otherwise provided in (d) below, the President shall be eligible to receive an Award for each Performance Period.

      (b) The President shall determine the Employees, if any, who shall be eligible to receive Awards for each Performance Period.

      (c) Any Employee who has been designated by the President as eligible to receive an Award for a Performance Period but who terminates employment for any reason prior to the end of such Period may receive such portion of an Award, if any, for such Period (based on the Employee's Base Salary in effect immediately prior to the date of the Employee's termination of employment) as the President, in his discretion, may determine. If the President is eligible to receive an Award for a Performance Period but terminates employment for any reason prior to the end of such Period, the President may receive such portion of an Award, if any, for such Period (based on his Base Salary in effect immediately prior to the date of his termination of employment) as the Board, in its discretion, may determine.

      (d) Any officer of GPUI who is eligible to receive an award for any year under any annual incentive compensation plan maintained by any Affiliated Company shall not be eligible to receive an Award under this Plan for the Performance Period corresponding to such year. However, if any such officer is entitled to receive only a prorated award for such year under the plan so maintained


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            by an Affiliated  Company  because of the transfer of such officer's employment from such Affiliated Company to GPUI during such year, the officer shall be eligible to receive an Award under this Plan for the Performance Period corresponding to such year, if the officer has been designated by the President as eligible to receive an award for such Performance Period as provided in (b) above.

4.    Determination of Amount of Awards

      (a) Subject to the provisions of (e) below, the Award payable to an Employee for any Performance Period shall be the amount determined by multiplying (i) the sum of (A) the Company Performance Component of the Employee's Award for such Period, as determined in accordance with (b) below, and (B) the Employee Performance Component of the Employee's Award for such Period,

      (b) as determined in accordance with (c) below, by (ii) the Employee's Target Award Percentage for such Period, as determined in accordance with (d) below.

      (c) The Company Performance Component of an Employee's Award for any Performance Period shall be based on the level of achievement of corporate goals established for such Period, and shall be determined in accordance with the following provisions:

            (i) As soon as practicable after the start of the Performance Period, the Board, subject to the approval of the GPU Board, shall establish the corporate goals that will be applicable for such Period, and the values associated with achieving those goals, which values shall be expressed as percentages (the "Corporate Performance Percentages") that will apply based on the level of achievement of such corporate goals. The Board, with the approval of the GPU Board, may establish different Corporate Performance Percentages for different categories of Employees, and such percentages may be greater than 100% if the corporate goals are exceeded and less than 100% if the corporate goals have not been fully achieved.


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            (ii)    As of the end of the Performance Period, the Board, with the approval of the GPU Board, shall determine the extent to which the corporate goals for such Period have been met and, based thereon, the Corporate Performance Percentages that will apply in determining the Company Performance Component of Awards for such period.

            (iii) The Company Performance Component of an Employee's Award for the Performance Period shall be an amount equal to 50% of the product of (A) the Employee's Base Salary for such Period, multiplied by (B) the Corporate Performance Percentage applicable to the Employee for such Period, as determined in accordance with (i) and (ii) above.

      (d) The Employee Performance Component of an Employee's Award for any Performance Period shall be an amount equal to 50% of the product of
            (A) of the Employee's Base Salary for such Period, multiplied by (B) the Individual Performance Percentage applicable to the Employee for such Period, as determined in accordance with the following provisions:

            (i) Except as otherwise provided in (ii) and (iii) below, an Employee's Individual Performance Percentage for any Performance Period shall be determined from Table 1 appended hereto, on the basis of the performance rating determined for the Employee for such Period by the President based upon the recommendation of the Employee's immediate supervisor.

            (ii) If the President in his discretion so determines, the Individual Performance Percentage applicable to any Employee or group of Employees for any Performance Period shall be determined on the basis of the level of achievement of individual goals established for such Employee or Employees for such Period, instead of on the basis of the performance ratings and percentages set forth in Table 1. In such case, each affected Employee shall be furnished, as soon as practicable after the


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                    start  of the  Performance  Period,  with a  written  notice describing the individual goals established for the Employee and the Individual Performance Percentages that will apply based on the level of the Employee's achievement of such goals. The goals so established shall represent goals that support the achievement of GPUI corporate goals, including its financial, organizational development and diversity objectives. The extent to which the individual goals so established for an Employee have been achieved shall be determined as of the end of the Performance Period by the
                    President   upon  the   recommendation   of  the  Employee's
                    immediate supervisor.

            (iii) In the case of the President, his Individual Performance Percentage shall be determined in the manner described in
                    (ii) above. For this purpose, the goals and corresponding Individual Performance Percentages applicable to the President, and the extent to which he has achieved those goals, shall be determined by the Executive Vice President of the GPU International Operations Group.

      (e) An Employee's Target Award Percentage for any Performance Period shall be determined in accordance with the table set forth below based on the position held by the Employee as of the last day of such period:


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            Position Held                 Target Award Percentage
Officers and Managing Directors     15% or such greater percentage
-------------------------------        As the Executive Committee of
                                       The Board of GPUI may determine
                                    ----------------------------------

Directors and Business                          15%
Development Managers

Other Professional Staff (exempt                10%

Clerical Stall (nonexempt)                       5%


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      (f)   Notwithstanding  any  other  provision  in  this  Section  4 to  the contrary, Awards under the Plan shall be subject to the following provisions:

            (i) If the Board or the GPU Board has specified a minimum level of performance for the corporate goals that have been established for purposes of determining the Company Performance Component of Awards payable to any group of Employees for any Performance Period, no Award shall be made for such Period to any Employee in such group unless such minimum level of performance has been achieved.

            (ii) The Award payable to any Employee for the Performance Period in which the Employee commences employment with GPUI or any Affiliated Company shall be equal to (A) the amount determined for the Employee in accordance with the preceding provisions of this Section 4, multiplied by (B) a fraction, the numerator of which is the number of days in the period which begins on the Employee's date of hire and ends on the last day of the Performance Period, and the denominator of which is 365.

            (iii) The amount of the Award payable to an Employee for any Performance Period, as otherwise determined in accordance with the preceding provisions of this Section 4, shall be rounded to the nearest one hundred ($100) dollars.

5.    Change in Control

      Notwithstanding any other provision herein to the contrary, if a Change in Control occurs, then in respect of the Performance Period in which the Change in Control occurs (and in respect of the previous Performance Period if the Change in Control occurs prior to the time Awards for such Performance Period have been made), the following provisions shall apply:

      (a) For purposes of determining the Company Performance Component and the Employee Performance Component of Awards for each such Period, the Corporate Performance Percentage and the


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            Individual  Performance  Percentage applicable to each Employee who, prior to the occurrence of such Change in Control, was designated as eligible for an Award for such Period shall be no lower than 100% for each such Period.

      (b) In the case of any Employee who, prior to the occurrence of such Change in Control, was designated as eligible for an Award for the Performance Period in which such Change in Control occurs and whose employment is terminated by GPUI or any Affiliated Company without "Cause" (as defined below) prior to the end of such Performance Period, the amount of the Award to be made to such Employee in respect of that Performance Period shall be the amount determined under Section 4 and Section 5(a), multiplied by a fraction, the numerator of which is the number of days that have elapsed since the end of the immediately preceding Performance Period through the date of the Employee's termination and the denominator of which is 365.

            A termination is for Cause if the Employee is convicted of a felony or where the Employee (1) intentionally and continually failed substantially to perform his or her reasonably assigned duties (other than a failure resulting from the Employee's incapacity due to physical or mental illness) which failure continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer, has been delivered to the Employee specifying the manner in which he or she has failed substantially to perform, or (2) intentionally engaged in conduct which is demonstrably and materially injurious to GPU, GPUI or any Affiliated Company. No act, nor failure to act, on the Employee's part, shall be considered "intentional" unless he or she has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Employee's action or failure to act was in the best interest of GPU, GPUI and its Affiliated Companies.

6.    Payment of Awards

      The amount of the Award otherwise payable to an Employee for any Performance Period, as reduced by the amount of all federal, state and local taxes required by law to be withheld therefrom, shall be paid to the Employee in a single lump sum cash payment as soon as practicable after the close of such Period, except to the extent that the Employee (i) has elected, under the applicable provisions of the GPU Companies Employee Savings Plan for Nonbargaining Employees (the "Savings Plan"), to have any part of such Award reduced, and to have an amount equal to such part contributed to the Savings Plan on the Employee's behalf and/or (ii) has elected, under the applicable provisions of the GPU Companies Deferred Compensation Plan (the "Deferred Compensation Plan"), to defer any part of such Award.

      With respect to that part of any Award that is subject to an Employee's election under the Savings Plan, an amount equal to such part of the Award shall be contributed to the Savings Plan on behalf of the Employee; and thereupon, the obligation of GPUI under this Plan with respect to payment of such part of the Award shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the Savings Plan to be exceeded.

      With respect to that part of any Award that is subject to an Employee's election under the Deferred Compensation Plan, the obligation of GPUI under this Plan with respect to payment of such part of the Award shall be fully discharged upon the crediting of such part of the Award to the Employee's account under the Deferred Compensation Plan in accordance with the applicable provisions of such plan.

7.    Administration

      The Plan shall be administered by the President. In addition to the responsibilities and powers assigned to the President elsewhere in the Plan, the President shall have the authority, in his discretion, to establish from time to time guidelines or regulations for the administration of the Plan and to make all determinations necessary or advisable for the administration of the Plan, and to interpret the Plan and decide in his discretion all issues relating to the entitlement of any person to benefits under the Plan.


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      The President may delegate any  ministerial or  nondiscretionary  function pertaining to the administration of the Plan to any one or more Employees or to any one or more employees of any Affiliated Company.

      Notwithstanding the provisions of the preceding paragraph, the Board shall have the exclusive authority to determine, in its discretion any issue arising hereunder that relates to the President's entitlement to benefits under the Plan.

      All decisions, determinations or interpretations of the President, or of the Board, under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the President, or by the Board, after the occurrence of a Change in Control shall be subject to judicial review under a "de novo" rather than a deferential standard.

8.    Amendment or Termination

      The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, suspension or termination of the Plan shall deprive any Employee of any rights with respect to any Award previously made under the Plan without his or her written consent.

9.    Rights of Employees

      An Employee's rights and interests under the Plan shall be subject to the following provisions:

      (a) An Employee's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or his or her beneficiary.

      (b) Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employment of GPUI or any Affiliated Company.


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      (c)   No Employee  shall have the right,  by virtue of having  received an
            Award for any Performance Period, to be automatically eligible to receive an Award for any subsequent Performance Period.

      (d)   No Award shall be  considered  as  compensation  under any  employee
            benefit  plan  of  GPUI  or  any  Affiliated   Company,   except  as
            specifically provided in any such plan.

10.   Successor Corporation

      The obligations of GPUI under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of GPUI, or upon any successor corporation or organization succeeding to substantially all of the assets and business of GPUI.


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                                     Table I

 Employee's                                              Individual
Performance                                              Performance
   Rating                 Rating Criteria                 Percentage

      0            Employee has made no                        0%
                   contribution to the Company

      1-           Employee has made a minimal                 0%
                   contribution to the Company

      1            Employee has made minimal                  25%
                   contribution but is making
                   an effort to improve

      1+           Employee has made some                     50%
                   contribution to the Company
                   but has fallen short of
                   expectations

      2-           Employee has met most job                  75%
                   expectations but has fallen
                   short in some areas

      2            Employee has met job expectations          100%

      2+           Employee has met all job                   115%
                   expectations and has exceeded
                   expectations in some areas

      3-           Employee has met all job                   130%
                   expectations and has exceeded
                   expectation in key performance
                   areas

      3            Employee has exceeded job                  150%
                   expectations in most performance
                   areas

      3+           Employee has exceeded job                  165%
                   expectations in most performance
                   areas and has taken over
                   significant additional responsi-
                   bilities during the year

      4-           Employee has exceeded job                  180%
                   expectations in all performance
                   areas including new
                   responsibilities assumed during
                   the year

      4            Employee has exceeded job                  200%
                   expectations in all performance
                   areas including new responsi-
                   bilities assumed during the year
                   made significant contribution to
                   a special project